UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 14, 2012

WELLS FARGO & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-2979	No. 41-0449260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Montgomery Street, San Francisco, California 94163

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 1-866-249-3302

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On March 14, 2012, Wells Fargo & Company (the “Company”) submitted a redemption notice to the property trustee for Wachovia Capital Trust IV (the “Trust”), which will result in the redemption of $875,000,000 liquidation amount of the 6.375% Trust Preferred Securities of the Trust (NYSE: WBPRB) (the “Capital Securities”) on April 13, 2012. The redemption price for each Capital Security will equal 100% of the principal amount thereof plus accumulated but unpaid distributions of $0.132813. Payment of the distribution scheduled for March 15, 2012 will not be affected. The paying agent for the Capital Securities is U.S. Bank National Association. Under applicable regulatory capital guidelines issued by bank regulatory agencies, upon notice of redemption, the Capital Securities will no longer qualify as Tier 1 capital for the Company. This redemption is consistent with the capital plan the Company submitted to the Federal Reserve Board and the actions the Company previously announced on March 13, 2012, and will be funded with excess cash currently available to the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS FARGO & COMPANY

DATED: March 14, 2012	/s/ Barbara S. Brett
Barbara S. Brett
Senior Vice President and Assistant Treasurer

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